Exhibit 99.1

COVANTA HOLDING CORPORATION REPORTS
2016 SECOND QUARTER RESULTS AND
REAFFIRMS 2016 FULL YEAR GUIDANCE

MORRISTOWN, NJ, JULY 26, 2016 - Covanta Holding Corporation (NYSE: CVA) ("Covanta" or the "Company"), a world leader in sustainable waste and energy solutions, reported financial results today for the three and six months ended June 30, 2016.

	Three Months Ended June 30,
	2016	2015
	(Unaudited, $ in millions, except per share amounts)
Revenue	$418	$408
Net Loss	$(29)	$(6)
Adjusted EBITDA	$82	$83
Cash flow provided by (used in) operating activities	$27	$(11)
Free Cash Flow	$(5)	$(40)
Diluted Loss Per Share	$(0.23)	$(0.05)
Adjusted EPS	$(0.22)	$(0.06)
Reconciliations of non-GAAP measures can be found in the exhibits to this press release.

“We saw continued improvement in our waste pricing in the second quarter, driven by growth of profiled waste volumes and strong market dynamics in the Northeast," stated Stephen J. Jones, Covanta's President and CEO.  "Construction at our Dublin EfW facility is on track and we expect to have waste contracted for approximately 90 percent of facility capacity by the end of the year. The modest rebound we have seen in the commodity markets since the beginning of the year is encouraging and overall, we’ve positioned ourselves for a solid finish to the year, in line with our initial expectations.”

Second Quarter Results
For the three months ended June 30, 2016, total revenue increased by $10 million to $418 million from $408 million in Q2 2015. An increase in waste and service revenue was partially offset by a decrease in energy revenue.

Same store North America EfW revenue decreased by $1 million as follows:

•	waste and service revenue increased by $4 million, primarily driven by price improvement;

•	energy revenue decreased by $4 million, primarily driven by lower market prices; and

•	recycled metals revenue decreased by $2 million, driven by lower market prices.

Also within North America EfW revenue, contract transitions resulted in an increase of $5 million due to additional energy revenue sharing.

All other revenue (non-EfW operations) increased by $3 million on a consolidated basis. Waste and service revenue from non-EfW operations increased by $16 million, primarily due to contribution from newly acquired environmental solutions businesses and the New York City MTS contract. Energy revenue from non-EfW operations decreased by $17 million, representing the contribution from biomass facilities and China in the prior year.

Excluding impairment charges(1), operating expense increased by $10 million to $409 million. The year-over-year increase was primarily due to:

•	a $9 million increase in North America EfW plant operating expense;

•
a $12 million increase in North America segment non-EfW plant operating expense, primarily related to operations in our newly acquired environmental solutions businesses, the New York City MTS contract, start-up of the centralized metals processing facility, and higher accruals for employee incentive compensation, partially offset by shutting down remaining biomass facilities;

•	a $7 million decrease in plant operating expense outside the North America segment due to the exchange in ownership interests in EfW facilities located in China; and

•	an $8 million decrease in North America other operating expense primarily related to construction projects at Honolulu and Durham-York EfW facilities in the prior year.

Adjusted EBITDA declined by $1 million on a year-over-year basis to $82 million, primarily due to lower prices for energy and metals and increased accrual for employee incentive compensation, partially offset by the contribution of newly acquired environmental solutions businesses and contract transitions.

Free Cash Flow increased by $35 million to $(5) million, primarily as a result of a smaller outflow from working capital, partially offset by higher maintenance capex.

Adjusted EPS decreased by $0.16 to $(0.22). The decrease was driven primarily by book income taxes, partially offset by higher operating income.

Shareholder Returns
During the quarter, the Company declared a regular cash dividend of $0.25 per share, totaling $33 million.

(1) Q2 2016 and Q2 2015 include impairment charges of $4 million and $24 million, respectively. For additional information, see Exhibit 4 - Note (a) of this press release.

2016 Guidance
The Company is reaffirming its guidance for 2016 for the following key metrics:

(In millions)

Metric	2015 Actual	2016 Guidance Range(2)
Adjusted EBITDA	$ 428	$390 - $430
Free Cash Flow	$ 147	$140 - $180

(2) For additional information on the reconciliation of Free Cash Flow to Cash flow provided by (used in) operating activities, see Exhibit 5 of this press release.

Conference Call Information
Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) will host a conference call at 8:30 AM (Eastern) on Wednesday, July 27, 2016 to discuss its second quarter results. The conference call will begin with prepared remarks, which will be followed by a question and answer session. To participate, please dial 1-800-860-2442 approximately 10 minutes prior to the scheduled start of the call. If calling from Canada, please dial 1-866-605-3852. If calling outside of the United States and Canada, please dial 1-412-858-4600. Please request the “Covanta Holding Corporation call” when prompted by the conference call operator. The conference call will also be webcast live from the Investor Relations section of the Company’s website. A presentation will be made available during the call and will be found on the Investor Relations section of the Covanta website at www.covanta.com.

A replay will be available one hour after the end of the conference call through 9:00 AM (Eastern) August 3, 2016. To access the replay, please dial 1-877-344-7529, or from outside of the United States 1-412-317-0088 and use the replay conference ID number 10089385. The webcast will also be archived on www.covanta.com.

About Covanta
Covanta is a world leader in providing sustainable waste and energy solutions. Annually, Covanta’s modern Energy-from-Waste facilities safely convert approximately 20 million tons of waste from municipalities and businesses into clean, renewable electricity to power one million homes and recycle approximately 500,000 tons of metal. Through a vast network of treatment and recycling facilities, Covanta also provides comprehensive industrial material management services to companies seeking solutions to some of today’s most complex environmental challenges. For more information, visit www.covanta.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission ("SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries ("Covanta") or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "will," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements with respect to Covanta include, but are not limited to: fluctuations in the prices of energy, waste disposal, scrap metal and commodities; adoption of new laws and regulations in the United States and abroad; the fee structures of our contracts; difficulties in the operation of our facilities, including fuel supply and energy transfer interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, weather interference and catastrophic events; difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays; limits of insurance coverage; our ability to avoid defaults under our long-term service contracts; performance of third parties under our contractual arrangements; concentration of suppliers and customers; increased competitiveness in the energy industry; changes in foreign currency exchange rates; limitations imposed by our existing indebtedness; exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions; our ability to utilize our net operating losses; failures of disclosure controls and procedures; general economic conditions in the United States and abroad, including the availability of credit and debt financing and market conditions at the time our contracts expire; and other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of our Annual Report on Form 10-K and in other filings by Covanta with the SEC.

Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of its forward-looking statements. Covanta's future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Investor Contact
Alan Katz
1-862-345-5456
IR@covanta.com

Media Contact
James Regan
1-862-345-5216

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited) (In millions, except per share amounts)
Operating revenue
Waste and service revenue	$297	$276	$576	$522
Energy revenue	86	99	187	211
Recycled metals revenue	17	17	30	33
Other operating revenue	18	16	28	25
Total operating revenue	418	408	821	791
Operating expense
Plant operating expense	314	300	629	589
Other operating expense	19	26	31	37
General and administrative expense	25	23	48	51
Depreciation and amortization expense	51	50	103	98
Impairment charges (a)	4	24	19	24
Total operating expense	413	423	830	799
Operating income (loss)	5	(15)	(9)	(8)
Other expense
Interest expense, net	(34)	(33)	(68)	(68)
Loss on extinguishment of debt	—	(2)	—	(2)
Other expense, net	2	1	—	(1)
Total other expense	(32)	(34)	(68)	(71)
Loss before income tax (expense) benefit and equity in net income from unconsolidated investments	(27)	(49)	(77)	(79)
Income tax (expense) benefit	(3)	40	7	30
Equity in net income from unconsolidated investments	1	3	4	6
Net Loss Attributable to Covanta Holding Corporation	$(29)	$(6)	$(66)	$(43)

Weighted Average Common Shares Outstanding:
Basic	129	132	129	132
Diluted	129	132	129	132

Loss Per Share:
Basic	$(0.23)	$(0.05)	$(0.51)	$(0.33)
Diluted	$(0.23)	$(0.05)	$(0.51)	$(0.33)

Cash Dividend Declared Per Share	$0.25	$0.25	$0.50	$0.50

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 2
Condensed Consolidated Balance Sheets

	As of
	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS	(In millions, except per share amounts)
Current:
Cash and cash equivalents	$108	$94
Restricted funds held in trust	65	77
Receivables (less allowances of $8 million and $7 million, respectively)	298	312
Prepaid expenses and other current assets	137	114
Assets held for sale	—	97
Total Current Assets	608	694
Property, plant and equipment, net	2,958	2,690
Restricted funds held in trust	73	83
Waste, service and energy contract intangibles, net	274	284
Other intangible assets, net	37	38
Goodwill	303	301
Other assets	73	121
Total Assets	$4,326	$4,211
LIABILITIES AND EQUITY
Current:
Current portion of long-term debt	$9	$8
Current portion of project debt	25	16
Accounts payable	59	90
Accrued expenses and other current liabilities	265	234
Liabilities held for sale	—	23
Total Current Liabilities	358	371
Long-term debt	2,398	2,255
Project debt	323	159
Deferred income taxes	574	595
Waste, service and other contract intangibles, net	10	13
Other liabilities	183	178
Total Liabilities	3,846	3,571
Equity:
Covanta Holding Corporation stockholders' equity:
Preferred stock ($0.10 par value; authorized 10 shares; none issued and outstanding)	—	—
Common stock ($0.10 par value; authorized 250 shares; issued 136 shares, outstanding 130 and 131 shares, respectively)	14	14
Additional paid-in capital	800	801
Accumulated other comprehensive loss	(48)	(34)
Accumulated deficit	(285)	(143)
Treasury stock, at par	(1)	—
Total Covanta Holding Corporation stockholders' equity	480	638
Noncontrolling interests in subsidiaries	—	2
Total Equity	480	640
Total Liabilities and Equity	$4,326	$4,211

Covanta Holding Corporation	Exhibit 3
Condensed Consolidated Statements of Cash Flow

	Six Months Ended June 30,
	2016	2015
	(Unaudited, in millions)
OPERATING ACTIVITIES:
Net loss	$(66)	$(43)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	103	98
Impairment charges (a)	19	24
Loss on extinguishment of debt	—	2
Stock-based compensation expense	9	11
Deferred income taxes	(8)	(22)
Other, net	(2)	(2)
Change in restricted funds held in trust	3	(1)
Change in working capital, net of effects of acquisitions	—	(36)
Net cash provided by operating activities	58	31
INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(184)	(195)
Acquisition of business, net of cash acquired	(9)	(48)
Other, net	2	—
Net cash used in investing activities	(191)	(243)
FINANCING ACTIVITIES:
Proceeds from borrowings on long-term debt	—	165
Proceeds from borrowings on revolving credit facility	515	492
Proceeds from equipment financing capital leases	—	15
Proceeds from borrowings on project debt	—	59
Proceeds from Dublin financing	77	45
Payments on long-term debt	(1)	(163)
Payments of borrowings on revolving credit facility	(370)	(286)
Payments of equipment financing capital leases	(2)	(2)
Payments on project debt	(9)	(57)
Payments of deferred financing costs	(3)	(6)
Cash dividends paid to stockholders	(65)	(66)
Change in restricted funds held in trust	18	(6)
Common stock repurchased	(20)	—
Other, net	3	5
Net cash provided by financing activities	143	195
Effect of exchange rate changes on cash and cash equivalents	2	(3)
Net increase (decrease) in cash and cash equivalents	12	(20)
Cash and cash equivalents at beginning of period	96	91
Cash and cash equivalents at end of period	108	71
Less: Cash and cash equivalents of assets held for sale at end of period	—	5
Cash and cash equivalents of continuing operations at end of period	$108	$66

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.

Covanta Holding Corporation	Exhibit 4
Consolidated Reconciliation of Net Loss and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited, in millions)
Net Loss Attributable to Covanta Holding Corporation	$(29)	$(6)	$(66)	$(43)
Depreciation and amortization expense	51	50	103	98
Interest expense, net	34	33	68	68
Income tax expense (benefit)	3	(40)	(7)	(30)
Impairment charges (a)	4	24	19	24
Loss on extinguishment of debt	—	2	—	2
Debt service billings in excess of revenue recognized	1	—	2	1
Severance and reorganization costs	1	—	2	2
Non-cash compensation expense (b)	4	3	9	11
Capital type expenditures at service fee operated facilities (c)	12	14	23	22
Other (d)	1	3	5	7
Total adjustments	111	89	224	205
Adjusted EBITDA	$82	$83	$158	$162
Cash paid for interest, net of capitalized interest	(45)	(42)	(67)	(61)
Cash paid for taxes	—	(2)	(4)	(4)
Capital type expenditures at service fee operated facilities (c)	(12)	(14)	(23)	(22)
Adjustment for working capital and other	2	(36)	(6)	(44)
Net cash provided by (used in) operating activities	$27	$(11)	$58	$31

(a) During the three months ended June 30, 2016, we recorded a non-cash impairment totaling $4 million, of which $3 million related to an investment in a joint venture to recover and recycle metals.
      During the six months ended June 30, 2016, we recorded non-cash impairment charges totaling $19 million, of which $13 million was related to the closure of our Pittsfield EfW facility in March 2017.
       During the three months ended June 30, 2015, we recorded a $24 million non-cash impairment of our biomass assets.

(b) The six months ended June 30, 2015 includes $4 million of costs incurred in connection with separation agreements related to the departure of two executive officers.
(c) Adjustment for impact of adoption of FASB ASC 853 - Service Concession Arrangements. These types of expenditures at our service fee operated facilities were historically capitalized prior to adoption of this new accounting standard effective January 1, 2015.

(d) Includes certain other items that are added back under the definition of Adjusted EBITDA in Covanta Energy, LLC's credit agreement.

Covanta Holding Corporation	Exhibit 5
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,		Full Year Estimated 2016
	2016	2015	2016	2015
	(Unaudited, in millions)
Cash flow provided by (used in) operating activities	$27	$(11)	$58	$31	$245 - $295
Less: Maintenance capital expenditures (a)	(32)	(29)	(68)	(55)	(105) - (115)
Free Cash Flow	$(5)	$(40)	$(10)	$(24)	$140 - $180

Uses of Free Cash Flow
Investments:
Growth investments (b)	$(66)	$(128)	$(125)	$(188)
Other investing activities, net	2	1	2	—
Total investments	$(64)	$(127)	$(123)	$(188)

Return of capital to stockholders:
Cash dividends paid to stockholders	$(32)	$(33)	$(65)	$(66)
Common stock repurchased	—	—	(20)	—
Total return of capital to stockholders	$(32)	$(33)	$(85)	$(66)

Capital raising activities:
Net proceeds from issuance of corporate debt (c)	$—	$2	$—	$2
Net proceeds from issuance of project debt (d)	—	15	—	15
Proceeds from Dublin financing	40	45	77	45
Proceeds from equipment financing capital leases (e)	—	6	—	15
Change in restricted funds held in trust	3	(15)	13	(11)
Other financing activities, net	(2)	(1)	3	5
Deferred financing costs	—	—	(3)	(3)
Net proceeds from capital raising activities	$41	$52	$90	$68

Debt repayments:
Net cash used for scheduled principal payments on corporate debt	$(1)	$(1)	$(1)	$(1)
Net cash used for scheduled principal payments on project debt (f)	—	(3)	(4)	(10)
Payments of equipment financing capital leases (e)	(1)	(1)	(2)	(2)
Total debt repayments	$(2)	$(5)	$(7)	$(13)
Borrowing activities - Revolving credit facility, net	$64	$157	$145	$206
Effect of exchange rate changes on cash and cash equivalents	$—	$—	$2	$(3)
Net change in cash and cash equivalents	$2	$4	$12	$(20)

(a)  Purchases of property, plant and equipment are also referred to as capital expenditures. Capital expenditures that primarily maintain existing facilities are classified as maintenance capital expenditures. The following table provides the components of total purchases of property, plant and equipment:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Maintenance capital expenditures	$(32)	$(29)	$(68)	$(55)
Capital expenditures associated with organic growth initiatives	(8)	(10)	(22)	(18)
Capital expenditures associated with the New York City contract	(2)	(6)	(3)	(19)
Capital expenditures associated with Essex County EfW emissions control system	(8)	(5)	(18)	(13)
Capital expenditures associated with construction of Dublin EfW facility	(48)	(59)	(73)	(90)
Total capital expenditures associated with growth investments	(66)	(80)	(116)	(140)
Total purchases of property, plant and equipment	$(98)	$(109)	$(184)	$(195)

(b) Growth investments include investments in growth opportunities, including organic growth initiatives, technology, business development, and other similar expenditures.
Capital expenditures associated with growth investments	$(66)	$(80)	$(116)	$(140)
Acquisition of business, net of cash acquired	—	(48)	(9)	(48)
Total growth investments	$(66)	$(128)	$(125)	$(188)

(c) Excludes borrowings under Revolving Credit Facility. Calculated as follows:
Proceeds from borrowings on long-term debt	$—	$165	$—	$165
Refinanced long-term debt	—	(162)	—	(162)
Less: Financing costs related to issuance of long-term debt	—	(1)	—	(1)
Net proceeds from issuance of corporate debt	$—	$2	$—	$2

(d) Calculated as follows:
Proceeds from borrowings on project debt	$—	$59	$—	$59
Refinanced project debt	—	(42)	—	(42)
Less: Financing costs related to the issuance of project debt	—	(2)	—	(2)
Net proceeds from issuance of project debt	$—	$15	$—	$15

(e) During the six months ended June 30, 2015, we financed $15 million for transportation equipment related to our contract with New York City.

(f) Calculated as follows:
Total scheduled principal payments on project debt	$(1)	$(5)	$(9)	$(15)
Decrease in related restricted funds held in trust	1	2	5	5
Net cash used for principal payments on project debt	$—	$(3)	$(4)	$(10)

Covanta Holding Corporation	Exhibit 6
Reconciliation of Diluted Loss Per Share to Adjusted EPS

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited)
Diluted Loss Per Share	$(0.23)	$(0.05)	$(0.51)	$(0.33)
Reconciling Items (a)	0.01	(0.01)	0.10	0.14
Adjusted EPS	$(0.22)	$(0.06)	$(0.41)	$(0.19)

(a) For details related to the Reconciling Items, see Exhibit 6A of this Press Release.

Covanta Holding Corporation	Exhibit 6A
Reconciling Items

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(Unaudited) (In millions, except per share amounts)
Reconciling Items
Impairment charges (a)	$4	$24	$19	$24
Severance and reorganization costs (b)	1	—	2	6
Loss on extinguishment of debt	—	2	—	2
Effect on income of derivative instruments not designated as hedging instruments	(3)	—	1	—
Effect of foreign exchange (gain) loss on indebtedness	—	(1)	(1)	1
Total Reconciling Items, pre-tax	2	25	21	33
Pro forma income tax impact (c)	(1)	(11)	(8)	(14)
Legal entity restructuring charge	—	(15)	—	—
Total Reconciling Items, net of tax	$1	$(1)	$13	$19
Diluted Earnings Per Share Impact	$0.01	$(0.01)	$0.10	$0.14
Weighted Average Diluted Shares Outstanding	129	132	129	132

(a) For additional information, see Exhibit 4 - Note (a) of this Press Release.
(b) For the six months ended June 30, 2015, comprised of costs incurred in connection with separation agreements related to the departure of two executive officers, of which $4 million related to non-cash compensation.

(c) We calculate the federal and state tax impact of each item using the statutory federal tax rate and applicable blended state rate.

Covanta Holding Corporation					Exhibit 7A
Supplemental Information on Operations (a)
(Unaudited, $ in millions)
	Three Months Ended June 30, 2016
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$238	$32	$270	$—	$270
Debt service	2	—	2	—	2
Other revenue	3	22	25	—	25
Total waste and service	243	54	297	—	297
Energy:
Energy sales	76	—	76	—	76
Capacity	10	—	10	—	10
Total energy revenue	86	—	86	—	86
Recycled metals:
Ferrous	8	3	11	—	11
Non-ferrous	5	1	6	—	6
Total recycled metals	13	4	17	—	17
Other revenue	—	18	18	—	18
Total revenue	$342	$76	$418	$—	$418

Operating expense:
Plant operating expense:
Plant maintenance	$80	$2	$82	$—	$82
Other plant operating expense	165	66	231	1	232
Total plant operating expense	245	68	313	1	314
Other operating expense	1	18	19	—	19
General and administrative	—	24	24	1	25
Depreciation and amortization	42	9	51	—	51
Impairment charges	—	4	4	—	4
Total operating expense	$288	$123	$411	$2	$413

Operating Income (Loss)	$54	$(47)	$7	$(2)	$5

Operating Income (Loss) excluding Impairment charges	$54	$(43)	$11	$(2)	$9

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

Covanta Holding Corporation					Exhibit 7B
Supplemental Information on Operations (a)
(Unaudited, $ in millions)

	Three Months Ended June 30, 2015
	North America
	EfW	Other	Total	Other	Consolidated
Revenue:
Waste and service:
Waste processing & handling	$231	$28	$259	$—	$259
Debt service	4	—	4	—	4
Other revenue	3	9	12	1	13
Total waste and service	238	37	275	1	276
Energy:
Energy sales	73	7	80	9	89
Capacity	9	1	10	—	10
Total energy revenue	82	8	90	9	99
Recycled metals:
Ferrous	9	2	11	—	11
Non-ferrous	6	—	6	—	6
Total recycled metals	15	2	17	—	17
Other revenue	—	17	17	(1)	16
Total revenue	$335	$64	$399	$9	$408

Operating expense:
Plant operating expense:
Plant maintenance	$81	$4	$85	$—	$85
Other plant operating expense	155	52	207	8	215
Total plant operating expense	236	56	292	8	300
Other operating expense	—	27	27	(1)	26
General and administrative	—	20	20	3	23
Depreciation and amortization	40	8	48	2	50
Impairment charges	—	24	24	—	24
Total operating expense	$276	$135	$411	$12	$423

Operating Income (Loss)	$59	$(71)	$(12)	$(3)	$(15)

Operating Income (Loss) excluding Impairment charges:	$59	$(47)	$12	$(3)	$9

(a) Supplemental information provided in order to present the financial performance of our North America EfW operations. “Other” within our North America segment includes all non-EfW operations, including transfer stations, landfills, e-waste, biomass facilities, construction and corporate overhead. This information is provided as supplemental detail only and is not intended to replace our North America reporting segment.

Note: Certain amounts may not total due to rounding

North America EfW											Exhibit 8
Revenue and Operating Income Changes - Q2 2015 to Q2 2016
(Unaudited, $ in millions)

		Same Store (a)						Contract Transitions(b)
	Q2 2015	Price	%	Volume	%	Total	%	Waste	PPA	Transactions(c)	Total Changes	Q2 2016
Waste and service:

Waste processing	$231	$5	2.1%	$—	0.1%	$5	2.1%	$(1)	$—	$2	$7	$238
Debt service	4					—		(1)	—	—	(2)	2
Other revenue	3					(1)		—	—	—	—	3
Total waste and service	238					4	1.8%	(2)	—	2	5	243

Energy:

Energy sales	73	(2)	-3.1%	(1)	-1.7%	(4)	-4.9%	6	—	—	3	76
Capacity	9					—	1.1%	1	—	—	1	10
Total energy revenue	82					(4)	-4.3%	7	—	—	4	86

Recycled metals:

Ferrous	9	(3)	-30.2%	1	8.3%	(2)	-21.9%	—	—	—	(1)	8
Non-ferrous	6	(1)	-13.4%	1	9.8%	—	-3.7%	—	—	—	(1)	5
Total recycled metals	15	(4)	-23.7%	1	8.9%	(2)	-14.9%	—	—	—	(2)	13
Total revenue	$335					$(1)	-0.4%	$5	$—	$3	$7	$342

Operating expense:

Plant operating expense:
Plant maintenance	$81					$—	—%	$—	$—	$—	$(1)	$80
Other plant operating expense	155					5	3.3%	2	—	2	10	165
Total plant operating expense	236					5	2.2%	2	—	2	9	245
Other operating expense	—					1		—	—	—	1	1
Depreciation and amortization	40					2		—	—	—	2	42
Total operating expense	$276					$8		$2	$—	$2	$12	$288
Operating Income (Loss)	$59					$(10)		$3	$—	$—	$(5)	$54

(a) Reflects the performance at each facility on a comparable period-over-period basis, excluding the impacts of transitions and transactions.
(b) Includes the impact of the expiration of: (1) long-term major waste and service contracts, most typically representing the transition to a new contract structure, and (2) long-term energy contracts.

(c) Includes the impacts of acquisitions, divestitures and the addition or loss of operating contracts.

Note: Excludes Impairment charges
Note: Certain amounts may not total due to rounding

North America		Exhibit 9
Operating Metrics (Unaudited)

	Three Months Ended June 30,
	2016	2015
EfW Waste

Tons: (in millions)
Contracted	4.4	4.4
Uncontracted	0.5	0.5
Total Tons	4.9	4.9

Revenue per Ton:
Contracted	$45.87	$44.72
Uncontracted	$74.94	$70.10
Average Revenue per Ton	$48.71	$47.29

EfW Energy
Energy Sales: (MWh in millions)
Contracted	0.9	0.8
Hedged	0.4	0.3
Market	0.2	0.4
Total Energy Sales	1.5	1.4

Market Sales by Geography:
PJM East	0.1	0.1
NEPOOL	—	0.1
NYISO	—	—
Other	0.1	0.1

Revenue per MWh (excludes capacity):
Contracted	$62.06	$63.69
Hedged	$37.19	$42.07
Market	$26.02	$31.43
Average Revenue per MWh	$49.25	$50.81

Metals
Tons Sold: (in thousands)
Ferrous	77	85
Non-Ferrous	9	8

Revenue per Ton:
Ferrous	$138	$127
Non-Ferrous	$650	$741

EfW Plant Operating Expense ($ in millions)
Plant Operating Expense - Gross	$255	$248
Less: Client pass-through costs	(9)	(11)
Less: REC sales - contra expense	(1)	(1)
Plant Operating Expense - Reported	$245	$236
Client pass-throughs as % of gross costs	3.6%	4.4%

Note: Waste volume includes solid tons only. Metals and energy volume are presented net of client revenue sharing. Steam sales are converted to MWh equivalent at an assumed average rate of 11 klbs of steam / MWh. Uncontracted energy sales include sales under PPAs that are based on market prices.

Note: Certain amounts may not total due to rounding

Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our assessment of results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA, Free Cash Flow, and Adjusted EPS as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income, cash flow provided by operating activities or diluted earnings per share as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA, Free Cash Flow and Adjusted EPS are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.
Adjusted EBITDA
We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities as of June 30, 2016 of our most significant subsidiary, Covanta Energy, LLC, ("Covanta Energy"), through which we conduct our core waste and energy services business, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities as of June 30, 2016, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
Under the credit facilities as of June 30, 2016, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of June 30, 2016. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:

•
maximum Covanta Energy leverage ratio of 4.00 to 1.00, which measures Covanta Energy’s Consolidated Adjusted Debt (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA (which for purposes of calculating the leverage ratio and interest coverage ratio, is adjusted on a pro forma basis for acquisitions and dispositions made during the relevant period); and

•
minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.

In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three and six months ended June 30, 2016 and 2015, reconciled for each such period to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.
Our projected full year 2016 Adjusted EBITDA is not based on GAAP net income/loss and is anticipated to be adjusted to exclude the effects of events or circumstances in 2016 that are not representative or indicative of our results of operations. Projected GAAP net income/loss for the full year would require inclusion of the projected impact of future excluded items, including items that are not currently determinable, but may be significant, such as asset impairments and one-time items, charges, gains or losses from divestitures, or other items. Due to the uncertainty of the likelihood, amount and timing of any such items, we do not have information available to provide a quantitative reconciliation of full year 2016 projected net income/loss to an Adjusted EBITDA projection.
Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities, less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in construction of new projects, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three and six months ended June 30, 2016 and 2015, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.
Adjusted EPS
Adjusted EPS excludes certain income and expense items that are not representative of our ongoing business and operations, which are included in the calculation of Diluted Earnings Per Share in accordance with GAAP. The following items are not all-inclusive, but are examples of reconciling items in prior comparative and future periods. They would include impairment charges, the effect of derivative instruments not designated as hedging instruments, significant gains or losses from the disposition or restructuring of businesses, gains and losses on assets held for sale, transaction-related costs, income and loss on the extinguishment of debt and other significant items that would not be representative of our ongoing business.
We will use the non-GAAP measure of Adjusted EPS to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance and highlight trends in the ongoing business.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EPS for the three and six months ended June 30, 2016 and 2015, reconciled for each such period to diluted income per share, which is believed to be the most directly comparable measure under GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta Holding Corporation and its subsidiaries (“Covanta”) or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by us are not guarantees or indicative of future performance. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to:

•	seasonal or long-term fluctuations in the prices of energy, waste disposal, scrap metal and commodities, and our ability to renew or replace expiring contracts at comparable pricing;

•	adoption of new laws and regulations in the United States and abroad, including energy laws, environmental laws, labor laws and healthcare laws;

•	our ability to avoid adverse publicity relating to our business expansion efforts;

•	advances in technology;

•
difficulties in the operation of our facilities, including fuel supply and energy delivery interruptions, failure to obtain regulatory approvals, equipment failures, labor disputes and work stoppages, and weather interference and catastrophic events;

•	failure to maintain historical performance levels at our facilities and our ability to retain the rights to operate facilities we do not own;

•	difficulties in the financing, development and construction of new projects and expansions, including increased construction costs and delays;

•	our ability to realize the benefits of long-term business development and bear the costs of business development over time;

•	our ability to utilize net operating loss carryforwards;

•	limits of insurance coverage;

•	our ability to avoid defaults under our long-term contracts;

•	performance of third parties under our contracts and such third parties' observance of laws and regulations;

•	concentration of suppliers and customers;

•	geographic concentration of facilities;

•	increased competitiveness in the energy and waste industries;

•	changes in foreign currency exchange rates;

•	limitations imposed by our existing indebtedness and our ability to perform our financial obligations and guarantees and to refinance our existing indebtedness;

•	exposure to counterparty credit risk and instability of financial institutions in connection with financing transactions;

•	the scalability of our business;

•	restrictions in our certificate of incorporation and debt documents regarding strategic alternatives;

•	failures of disclosure controls and procedures and internal controls over financial reporting;

•	our ability to attract and retain talented people;

•	general economic conditions in the United States and abroad, including the availability of credit and debt financing; and

•
other risks and uncertainties affecting our businesses described in Item 1A. Risk Factors of Covanta's Annual Report on Form 10-K for the year ended December 31, 2015 and in other filings by Covanta with the SEC.

Although we believe that our plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and we do not have, or undertake, any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.